UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2022
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

(c)

Effective February 18, 2022, Felix Stukalin, Senior Vice President, North America Operations, was promoted to Chief Operating Officer of IPG Photonics Corporation (the "Company").

Mr. Stukalin served as the Company's Senior Vice President, North America Operations, from February 2013 to February 2022. From March 2009 until February 2013, he served as the Company's Vice President, Devices. Prior to joining the Company, he was Vice President, Business Development of GSI Group Inc. from April 2002 to September 2008, and from March 2000 to April 2002 he was Vice President of Components and President of the Wave Precision divisions of GSI Lumonics. Mr. Stukalin holds a B.S. in Mechanical Engineering from the University of Rochester and is a graduate of the Harvard Business School General Management Program.

Information regarding Mr. Stukalin's compensation is described more fully below and incorporated herein by reference. There are no arrangements or understandings between Mr. Stukalin and any other person pursuant to which he was appointed to the position of Chief Operating Officer. There are no family relationships between Mr. Stukalin and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. With respect to the disclosure required pursuant to Item 404(a) of Regulation S-K, there are no transactions between the Company and Mr. Stukalin that would be required to be reported.

(e)

Executive Compensation

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company and the Board took the actions described below relating to the compensation of the Company's named executive officers (as set forth in the Company's most recent proxy statement filed with the Securities and Exchange Commission) and certain other executive officers of the Company.

The Board recently approved the base salary, performance measures and target incentive payouts for 2022, for the CEO and the Committee approved the same and long term equity incentives for other executive officers of the Company as well as for Mr. Stukalin. Base salaries for the named executive officers increased by 3% from 2021 levels. The 2022 base salaries of the named executive officers and Mr. Stukalin are presented below:

Name	Base Salary 2021	Base Salary 2022
Eugene Scherbakov, Ph.D. (1)	€724,900	€746,600
Timothy P.V. Mammen	$505,300	$520,500
Angelo P. Lopresti	$455,400	$469,100
Trevor D. Ness	$447,600	$461,000
Alexander Ovtchinnikov, Ph.D.	$451,200	$464,700
Felix Stukalin	$441,600	$454,800

The Committee approved annual targets and incentive payouts for the Company's named executive officers and other executive officers for fiscal year 2022 under the Company’s Senior Executive Annual Incentive Plan (the “AIP”). Consistent with prior years, the Committee identified two financial performance measures: net sales and adjusted EBIT (excluding equity-based compensation expenses and foreign currency transaction gains and losses), each as determined under the AIP, and assigned a 50% weighting factor to each financial performance goal. The Committee chose to focus on revenue and pretax profits so that our named executive officers and other executive officers would be incentivized to deliver the types of growth that benefit our stockholders, namely increasing sales and profits.

Under the 2022 AIP, the executive officers can receive cash incentive payments listed in the following table as a percentage of base salaries based upon achievement of the minimum to maximum objectives for both financial performance measures and for individual performance. Target bonuses as a percentage of salary remained the same as 2021 levels for the named executive officers. The 2022 AIP measures of the named executive officers and Mr. Stukalin are presented below:

Name	Target (Financial plus Individual)	Financial Performance Minimum	Financial Performance Maximum	Individual Performance Maximum	Maximum Award Payout (1)
Eugene Scherbakov, Ph.D.	110%	20.63%	221%	27.50%	225%
Timothy P.V. Mammen	80%	15.00%	160%	20%	225%
Angelo P. Lopresti	80%	15.00%	160%	20%	225%
Trevor D. Ness	80%	15.00%	160%	20%	225%
Alexander Ovtchinnikov, Ph.D.	80%	15.00%	160%	20%	225%
Felix Stukalin	80%	15.00%	160%	20%	225%
(1)	Maximum award payout is presented as a percentage of the target award including both financial and individual performance targets.

The Committee may make adjustments under the AIP, including to our overall corporate performance goals, and the ways that our actual performance results are calculated that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. The AIP authorizes the Committee to exercise discretion to adjust or modify performance targets during a performance period for corporate transactions or any extraordinary item or event not foreseen at the time of the award, or any unusual or non-recurrent event that Committee deems not reflective of the Company’s core operating performance or any other event that distorts the applicable performance targets. Also, the Committee may increase or reduce the amount of any award to reflect the Committee's assessment of a participant's individual performance during a performance period or for any other reason.

The Committee also approved grants of long-term incentives in the form of equity awards. The 2022 equity-based awards consist of service-based restricted stock units (“RSUs”) weighted 50% and performance-based stock units (“PSUs”) weighted 50%. For 2022 RSUs, the Committee approved vesting annually over three years on March 1, 2023, 2024 and 2025. The PSUs vest March 1, 2025, should any PSUs vest at all. Dividends, if any, on shares underlying the RSUs or PSUs do not vest until the stock units vest.

The Committee decided to weight the PSUs 50% on organic revenue growth and 50% on operating margin as detailed below. PSUs based upon revenue growth will vest based upon the Company's compound annual growth rate of organic revenue ("Organic Revenue CAGR") measured over a three-year performance period starting on January 1, 2022 and ending on December 31, 2024. The PSUs based upon operating margin will vest based upon the Company's average annual operating margin measured over the same performance period. Generally, organic revenue refers to the Company's total revenues excluding any impact from acquisitions and dispositions, and operating margin refers to a ratio, the numerator of which is the Company's operating income and the denominator of which is the Company's net sales. The Committee set a target, threshold and maximum for each performance metric. Performance below the target would decrease the award, subject to a minimum performance level below which no PSUs would be earned, and performance above the target would increase the award, subject to a maximum cap of 200% of the respective target award. If the minimum performance level is reached on the Organic Revenue CAGR measure, payout is further conditioned on attainment of minimum operating margin over the performance period. Otherwise, payment for each performance measures is not dependent upon attaining the minimum for the other performance measure. The Committee has the authority to exercise discretion to change the performance goals described or the actual payout, in whole or in part, as it deems appropriate and equitable to reflect a change in the business, operations, corporate structure or capital structure of the Company or its affiliates, the manner in which it conducts its business, or other events or circumstances that Committee deems not reflective of the Company’s core operating performance or any other event that distorts the applicable performance targets.

The following table lists the RSUs and PSUs awarded to the named executive officers and Mr. Stukalin:

Name	Service-Based Restricted Stock	Performance Stock Units on Organic Revenue CAGR	Performance Stock Units on Operating Margin
Eugene Scherbakov, Ph.D.	18,273	9,136	9,136
Timothy P.V. Mammen	5,706	2,853	2,853
Angelo P. Lopresti	4,714	2,357	2,357
Trevor D. Ness	4,633	2,316	2,316
Alexander Ovtchinnikov, Ph.D.	4,670	2,335	2,335
Felix Stukalin	4,703	2,351	2,351

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

February 22, 2022	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary